SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
LEVITT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LEVITT CORPORATION
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304
April 19, 2005
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Shareholders of Levitt Corporation, which will be held on May 17, 2005 at 10:30 a.m., local time, at the Westin Cypress Creek, 400 Cypress Creek Boulevard, Fort Lauderdale, FL 33334.
      Please read these materials so that you will know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the meeting.
      On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 17, 2005
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE
PROPOSAL TO BE CONSIDERED AT THE ANNUAL MEETING
The Directors Standing For Election Are:
The Directors Continuing in Office are:
Identification of Executive Officers and Significant Employees
Option Grants in 2004
Aggregated Option Exercises in 2004 and Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Shareholder Return Performance Graph
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION

LEVITT CORPORATION
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 17, 2005

       Notice is hereby given that the Annual Meeting of Shareholders of Levitt Corporation (the “Company”) will be held at the Westin Cypress Creek, 400 Cypress Creek Boulevard, Fort Lauderdale, FL 33334 on May 17, 2005 commencing at 10:30 a.m., local time, for the following purposes:

1. To elect three directors to the Company’s Board of Directors to serve until the Annual Meeting in 2008.

2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.
      The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice.
      Only shareholders of record at the close of business on March 28, 2005 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board
Fort Lauderdale, Florida
April 19, 2005
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

LEVITT CORPORATION
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

PROXY STATEMENT

       The Board of Directors of Levitt Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Westin Cypress Creek, 400 Cypress Creek Boulevard, Fort Lauderdale, FL 33334 Cypress Creek on May 17, 2005 at 10:30 a.m., and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.
      This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about April 19, 2005.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
What is the purpose of the meeting?
      At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, including the election of directors as well as any other matters which may properly be brought before the meeting.
Who is entitled to vote at the meeting?
      Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on March 28, 2005 may vote at the meeting.
      On March 28, 2005, 18,597,166 shares of Class A Stock and 1,219,031 shares of Class B Stock were outstanding and, thus, are eligible to vote at the meeting.
What are the voting rights of the holders of Class A Stock and Class B Stock?
      Holders of Class A Stock and the holder of Class B Stock will vote as one class of common stock on the matters to be voted upon at the Annual Meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 53% of the general voting power. The number of votes represented by each share of Class B Stock, which represent in the aggregate 47% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of Class B Stock will be entitled to 13.53 votes on each matter.
What constitutes a quorum?
      The presence at the meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.

What is the difference between a shareholder of record and a “street name” holder?
      If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”
How do I vote my shares?
      If you are a shareholder of record, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card.
      If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.
Can I vote my shares in person at the meeting?
      Yes. If you are a shareholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the meeting.
      However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.
      Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker or nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
What are my choices when voting?
      In the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. The proposal related to the election of directors is described in this Proxy Statement beginning at page 8.
What is the Board’s recommendation?
      The Board of Directors recommends a vote FOR all of the nominees for director.
What if I do not specify how I want my shares voted?
      If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote them FOR all of the nominees for director.
Can I change my vote?
      Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Company’s Secretary;

•	by submitting another proxy by mail that is dated later and is properly signed; or

•	by voting in person at the Annual Meeting.
What vote is required for a proposal to be approved?
      For the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      If you hold your shares in “street name” through a broker or other nominee and you have not provided voting instructions to the broker, whether the broker may vote your shares in its discretion depends on the proposals before the Annual Meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” The election of directors is a routine matter on which brokers will be permitted to vote your shares if no voting instructions are furnished.
Are there any other matters to be acted upon at the Annual Meeting?
      We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.
CORPORATE GOVERNANCE
      Pursuant to the Company’s bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.
Determination of Director Independence
      The Board’s Nominating/Corporate Governance Committee undertook a review of each of the directors’ independence on February 28, 2005, and the full Board reviewed the committee’s determinations concerning independence and the facts underlying those determinations on February 28, 2005. During these reviews, the Nominating/Corporate Governance Committee and the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported below under “Certain Relationships and Related Transactions.” They also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of these reviews was to determine whether any such relationship or transaction was inconsistent with a determination that the director is independent under applicable laws and regulations and the New York Stock Exchange listing standards. As permitted by the listing standards of the New York Stock Exchange, the Board has determined that the following categories of relationships will not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board, (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments or gifts do not exceed the greater of $1 million or 2% of such company’s or charity’s consolidated gross revenues, and (iii) investments by directors in common with each other or the Company, its affiliates or executive officers. As a result of its review of the transactions and relationships of each of the members of the Board, and considering these categorical standards, and in accordance with the recommendations of the Nominating/ Corporate Governance Committee, the Board has affirmatively determined that a majority of the Company’s Board members, including James Blosser, S. Lawrence Kahn, III, Alan Levy, Joel Levy, and William Nicholson, are independent directors within the meaning of the listing standards of the New York Stock Exchange and applicable law.
Committees of the Board of Directors and Meeting Attendance
      The Company’s Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of our website at

www.levittcorporation.com/investor/governance/index.php, and each is available in print without charge to any shareholder.
      The Board met 13 times during 2004. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he served, and other than Mr. Scherer, all of the then-serving members of the Board of Directors attended the Company’s Annual Meeting in 2004, although the Company has no formal policy requiring them to do so.

The Audit Committee
      The Audit Committee consists of Joel Levy, Chairman, William Nicholson and S. Lawrence Kahn, III. Darwin Dornbush served on the Audit Committee through October 2004. The Board has determined that all current members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission (“SEC”) regulations. Mr. Levy, the chair of this committee, is qualified as an audit committee financial expert within the meaning of SEC regulations, and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met 12 times during 2004, and its members also held various informal conference calls as a committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of the Company’s independent auditors, and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from the Company’s outsourced internal audit group, periodically meets with management and the Company’s independent auditors to receive information concerning internal controls over financial reporting and any deficiencies in such controls, and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Report from the Audit Committee is included at page 19.

The Compensation Committee
      The Compensation Committee consists of S. Lawrence Kahn, III, Chairman, Alan Levy and William Nicholson. All of the members of the Committee are independent within the meaning of the listing standards of the New York Stock Exchange. In addition, each committee member is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met five times during 2004. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also assists the Board in the administration of the Company’s equity-based and performance-based compensation plans.

The Nominating/Corporate Governance Committee
      The Nominating/Corporate Governance Committee consists of James Blosser, Chairman, Alan Levy and Joel Levy, each of whom has been determined by the Board of Directors to meet the New York Stock Exchange’s standards for independence. The Nominating/Corporate Governance Committee met two times during 2004. The Nominating/Corporate Governance Committee is responsible for assisting the Board in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

      Generally, the Nominating/Corporate Governance Committee will identify candidates through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. In assessing potential new directors, the Nominating/Corporate Governance Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/ Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.
      Alan J. Levy was appointed to the Board of Directors by the Board in January 2005 and is standing for election by the Company’s shareholders for the first time. Mr. Alan Levy was identified as a potential Board member by the Company’s Chairman, Mr. Levan, and was recommended as a director by the Nominating/Corporate Governance Committee. Mr. Levy has been acquainted with Mr. Blosser, the chairman of the Company’s Nominating/Corporate Governance Committee, for many years. After a set of interviews by the Nominating/Corporate Governance Committee and review of his credentials, Mr. Levy was recommended and appointed as a director based upon, among other things, his business experience, general knowledge of the real estate industry and his active involvement in the community.
      Under the Company’s bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in our bylaws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For our 2006 Annual Meeting, we must receive this notice between January 17 and February 16, 2006.

Investment Committee
      The Investment Committee was established by the Company’s Board of Directors by resolution in September 2003 and consists of Alan B. Levan, John E. Abdo, William Nicholson and two outside, non-voting advisory members. The Investment Committee met 24 times in 2004. The Investment Committee assists the Board in supervising and overseeing the management of the Company’s investments in real estate assets. Specifically, subject to guidelines established by the Board, the Investment Committee (i) reviews and approves all real property transactions, (ii) authorizes new project and working capital debt, and (iii) authorizes refinancing and other modifications to existing project and other working capital debt.
Executive Sessions of Non-Management and Independent Directors
      In June 2004 the non-management directors of the Company met in an executive session of the Board in which management directors and other members of management did not participate. Darwin Dornbush was the presiding director for this session. The non-management directors will meet at semi-annual scheduled meetings each year, and may schedule additional meetings without management present as they determine to be necessary.
Compensation of Directors
      The Company’s Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. Non-employee directors of the Company each received fees based upon an annual retainer of $36,000 in 2004, with no additional compensation for attendance at Board of Directors’ meetings. Except for the Chairman of the Audit Committee who received an additional $12,000 during 2004 for his service on that committee, the other members of the Audit Committee received an additional $8,000 during 2004 for their service on that committee. Members of the Nominating/Corporate Governance and Compensation Committees received an additional $3,000 during 2004 for service on each of those committees. Additionally, Messrs. Blosser, Kahn, Levy and Nicholson each received $3,000 in connection with their services on a special committee assignment of the Board of Directors. Non-employee directors serving on the Company’s Investment Committee receive $500 per meeting with a maximum of $1,000 per month for service on that committee. In addition, on January 2, 2004, all non-employee directors then serving received options to acquire 7,500 shares of the Company’s Class A Stock under the Company’s 2003 Stock Incentive Plan (the “Option Plan”) at an exercise price of $20.15 per share, the market value on the date of grant. All such options vested and became exercisable immediately upon grant. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for their service as directors or for attendance at Board of Directors’ meetings or committee meetings.
Director and Management Indebtedness
      The Company has not made any loans to its executive officers or directors.
Communications with the Board of Directors and Non-Management Directors
      Shareholders who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group, can write to the Corporate Secretary, Levitt Corporation, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. The letter should include a statement indicating that the sender is a shareholder of the Company. Depending on the subject matter, an officer of the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.
      A member of management will, at each meeting of the Board, present a summary of all letters received from shareholders since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.
Code of Ethics
      The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available on the Company’s website at www.levittcorporation.com. The Company will post amendments to or waivers from its Code of Ethics to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer on its website. There were no such waivers from the Company’s Code of Ethics subsequent to its adoption in 2004. The Company made ministerial amendments to its Code of Business Conduct and Ethics in November 2004; the amended Code of Business Conduct and Ethics has been posted on the Company’s website.
Compensation Committee Interlocks and Insider Participation
      The Board of Directors has designated Alan Levy, S. Lawrence Kahn, III and William R. Nicholson, none of whom are employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. The Company’s Chairman, Vice Chairman and Senior Executive Vice President are also executive officers of BFC Financial Corporation, the Company’s controlling shareholder. In addition, the Company’s Chairman and Vice Chairman are also executive officers of BankAtlantic Bancorp and of BankAtlantic, (BankAtlantic Bancorp’s wholly owned subsidiary) and of Bluegreen Corporation, each of which is an affiliate of the Company. Each of the Company’s Chairman and Vice Chairman also receives compensation from BFC Financial Corporation and from BankAtlantic. The Company’s Senior Executive Vice President also receives compensation from BFC Financial Corporation.
Section 16(a) Beneficial Ownership Reporting Compliance
      Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2004, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except that one Form 4 filing due by January 5, 2004, reporting William Scherer’s receipt of shares of the Company’s Class A Stock as a distribution in the spin-off from BankAtlantic Bancorp, was filed on March 24, 2005 due to oversight.

PROPOSAL TO BE CONSIDERED AT THE ANNUAL MEETING
1) PROPOSAL FOR ELECTION OF DIRECTORS
     Nominees for Election as Director
      The Company’s Board of Directors currently consists of nine directors divided into three classes, each of which has a three year term expiring in annual succession. The Company’s bylaws provide that the Board of Directors shall consist of no less than three or more than twelve directors. The specific number of directors is set from time to time by resolution of the Board. A total of three directors will be elected at the Annual Meeting, all of whom will be elected for the term expiring in 2008.
      Each of the nominees was recommended for nomination by the Nominating/ Corporate Governance Committee and has consented to serve the term indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.
The Directors Standing For Election Are:
TERMS ENDING IN 2008:

JOHN E. ABDO	Director since 1985
      Mr. Abdo, age 61, is the Vice Chairman of the Board and President. He was first elected as an officer of the Company in 1985. Mr. Abdo also serves as a director, Vice Chairman, Chairman of the Executive Committee of BankAtlantic, director and Vice Chairman of BankAtlantic Bancorp, Chairman of the Executive Committee of BankAtlantic Bancorp and serves as a director and Vice Chairman of BFC Financial Corporation. BFC Financial Corporation is the Company’s controlling shareholder. He is also a director of Benihana, Inc. (Nasdaq: BNHN), a national restaurant chain in which BFC Financial Corporation is a minority shareholder, and a director and Vice Chairman of the Board of Bluegreen Corporation (“Bluegreen”) (NYSE: BXG). Mr. Abdo is also the President of the Broward Performing Arts Foundation.

WILLIAM NICHOLSON	Director since 2003
      Mr. Nicholson, age 59, has been a principal with Heritage Capital Group since 2003. Previously, Mr. Nicholson served as Managing Director of Bank of America Securities and Bank of America in the real estate advisory group.

ALAN J. LEVY	Director since 2005
      Mr. Levy, age 65, is the founder, President and Chief Executive Officer of Great American Farms, Inc., an agricultural company involved in the farming, marketing and distribution of a variety of fruits, vegetables and meat products, since 1980.
      THE BOARD OF DIRECTORS RECOMMENDS THAT ALL OF THE NOMINEES BE ELECTED AS DIRECTORS.

The Directors Continuing in Office are:
TERMS ENDING IN 2006:

JAMES BLOSSER	Director since 2001
      Mr. Blosser, age 67, has been an attorney with the law firm of Blosser & Sayfie since 2001. Additionally, from 1999 to 2004 he was a partner with the governmental relations firm of Poole, McKinley & Blosser. Prior to 1999, he was an Executive Vice President for Huizenga Holdings, a sports, investment and entertainment conglomerate in Fort Lauderdale, Florida.

DARWIN DORNBUSH	Director since 2003
      Mr. Dornbush, age 75, is a senior partner in the law firm of Dornbush Schaeffer Strongin & Weinstein, LLP. He has served as the Secretary of Benihana, Inc. and its predecessor since 1983, and he has been a director of Benihana, Inc. since 1995. Mr. Dornbush has served as Secretary and a director of Benihana of Tokyo, the parent company of Benihana, Inc., since 1980. BFC Financial Corporation, the Company’s controlling shareholder acquired a minority interest in Benihana, Inc. in July 2004. Mr. Dornbush is also a director and Secretary of Cantel Medical Corp., a healthcare company.

ALAN B. LEVAN	Director since 1987
      Mr. Levan, age 60, is a director, Chairman of the Board and Chief Executive Officer. He was first elected as a director of the Company in 1987. He also serves as Chairman of the Board, President and Chief Executive Officer of BankAtlantic Bancorp, the holding company for BankAtlantic, and President and Chairman of the Board of BankAtlantic. He is also a director and Chairman of the Board of Bluegreen. He formed the I.R.E. Group (predecessor to BFC Financial Corporation) in 1972. Since 1978, he has been the Chairman of the Board, President, and Chief Executive Officer of BFC Financial Corporation (or its predecessors), the Company’s controlling shareholder.
TERMS ENDING IN 2007:

WILLIAM SCHERER	Director since 2001
      Mr. Scherer, age 57, has been an attorney in the law firm of Conrad & Scherer, P.A. since 1974.

S. LAWRENCE KAHN, III	Director since 2003
      Mr. Kahn, age 58, has been the President and Chief Executive Officer since 1986 of Lowell Homes, Inc., a Florida corporation engaged in the business of home building.

JOEL LEVY	Director since 2003
      Mr. Levy, age 65, has been the Chief Operating Officer and Vice Chairman of the Board of The Adler Group, Inc., a commercial real estate company, since 1984.
Identification of Executive Officers and Significant Employees
      The following individuals are executive officers of the Company:

Name	Age	Position

Alan B. Levan	60	Chairman of the Board and Chief Executive Officer
John E. Abdo	61	Vice Chairman and President of the Company
Glen R. Gilbert	60	Senior Executive Vice President
George P. Scanlon	47	Executive Vice President and Chief Financial Officer
Seth M. Wise	35	Executive Vice President

      All officers serve until they resign or are replaced or removed by the Board of Directors.
      The following additional information is provided for the executive officers shown above who are not directors of the Company:
      Glen R. Gilbert has been the Company’s Secretary since 1997. He served as Executive Vice President and Chief Financial Officer from 1997 through August 2004. He was appointed Senior Executive Vice President in August 2004. He has been Executive Vice President of BFC Financial Corporation since July 1997. Prior to that date he served in the position of Senior Vice President of BFC Financial Corporation. In May 1987, he was appointed Chief Financial Officer and in October 1988 he was appointed Secretary of BFC Financial Corporation. He joined BFC Financial Corporation in November 1980 as Vice President and Chief Accountant. He has been a certified public accountant since 1970.
      George P. Scanlon joined the Company in August 2004 and was named Executive Vice President and Chief Financial Officer. Mr. Scanlon was the chief financial officer of Datacore Sofware Corporation from December 2001 to August 2004. Datacore is a privately-owned independent software vendor specializing in storage control, storage management and storage consolidation. Prior to joining Datacore, Mr. Scanlon was the chief financial officer at Seisint, Inc. from November 2000 to September 2001. Seisint was a privately-owned technology company specializing in providing data search and processing products. Prior to joining Seisint, Mr. Scanlon was employed at Ryder System, Inc. from August 1982 to June 2000, serving in a variety of financial positions, including as Senior Vice President — Planning and Controller. Ryder is a publicly-traded Fortune 500 provider of transportation, logistics and supply chain management services.
      Seth M. Wise was named Executive Vice President of the Company in September 2003. He became President of Levitt Commercial in 2001. Previously, Mr. Wise was a Vice President of Abdo Companies, Inc., a South-Florida-based private real estate development company controlled by John E. Abdo, the Company’s Vice Chairman and President.
      The following individuals are significant employees of our wholly owned subsidiaries, Levitt and Sons, LLC, Core Communities, LLC and Bowden Building Corporation:

Name	Age	Position

Paul J. (“Pete”) Hegener	64	President, Core Communities, LLC
Elliott Wiener	70	President, Levitt and Sons, LLC
John Laguardia	67	Chairman, Bowden Building Corporation
Jeffrey Sweeney	39	President, Bowden Building Corporation
      All significant employees serve until they resign or are replaced or removed by the Managing Member of the relevant entity.
      Paul J. (“Pete”) Hegener joined Core Communities in 1992 as its President.
      Elliott Wiener joined Levitt and Sons in 1975 and became its President in 1982.
      John Laguardia joined Bowden Building Corporation in 2004 as its Chairman. Previously, he was the President and Chief Executive Officer of ALH, II, the prior owner of Bowden Building Corporation.
      Jeffrey Sweeney joined Bowden Building Corporation in 1996 and became its President in 2000.
Certain Relationships and Related Transactions
      Alan B. Levan, the Company’s Chairman of the Board and Chief Executive Officer, also serves as Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp, of BankAtlantic and of BFC Financial Corporation, the parent company of both BankAtlantic Bancorp and the Company. Mr. Levan is also Chairman of the Board of Bluegreen.

      John E. Abdo, the Company’s Vice Chairman of the Board and President of the Company, also serves as Vice Chairman of the Boards of BankAtlantic Bancorp, BankAtlantic, BFC Financial Corporation, and Bluegreen.
      Messrs Levan and Abdo may be deemed to control BFC Financial Corporation through their direct and indirect interests in and voting control of BFC Financial Corporation.
      Glen R. Gilbert, Senior Executive Vice President and Secretary of the Company, also serves as Executive Vice President, Chief Financial Officer and Secretary of BFC Financial Corporation.
      Since 2002, the Company has utilized certain services of Conrad & Scherer, a law firm in which William R. Scherer, a member of the Company’s Board of Directors, is a member. The Company paid fees of $110,000 to Conrad & Scherer during the year ended December 31, 2004.
      The Company paid fees to each of BankAtlantic Bancorp and BankAtlantic in connection with its receipt of certain general and administrative services from those companies. The Company and BankAtlantic Bancorp are parties to a shared services agreement and an employee matters agreement. They entered into these agreements in connection with BankAtlantic Bancorp’s spin-off of the Company to BankAtlantic Bancorp’s shareholders in December 2003. The shared services agreement requires that BankAtlantic Bancorp supply the Company with various back-office services. The employee matters agreement provides for the allocation of responsibility and liability between the Company and BankAtlantic Bancorp with respect to the welfare and benefit plans for the Company’s employees. Pursuant to these various agreements and arrangements, BankAtlantic Bancorp provides the Company support in the following areas: human resources, risk management, project planning, systems support and investor and public relations. The Company compensates BankAtlantic Bancorp for its cost incurred in providing these services to the Company plus five percent.
      BFC Financial Corporation received management fees in connection with providing accounting, general and administrative services to the Company. Additionally, the Company rents office space on a month-to-month basis from, and pays rent to, BFC Financial Corporation who, in turn rents the space from BankAtlantic.
      The table below sets forth fees paid to related parties (in thousands).

	Year Ended December 31,

	2004	2003	2002

BFC Financial Corporation	$311	213	170
BankAtlantic Bancorp	488	—	—
BankAtlantic	11	20	20

Total fees	$810	233	190

      The amounts paid in connection with the services described above may not be representative of the amounts that would be paid in an arms-length transaction.
      During 2004, the Company performed property development consulting services for BankAtlantic Bancorp for which it received a credit of $48,000 from BankAtlantic Bancorp against payments due to BankAtlantic Bancorp under the shared services agreement. Payment for these services was calculated on a percentage of cost basis. Also, Bluegreen, in which the Company owns an approximately 31% equity interest, performed risk management services for the Company for which the Company paid approximately $86,000.
      In 2003, in connection with the Company’s spin-off from BankAtlantic Bancorp, BankAtlantic Bancorp converted a $30.0 million demand note owed by the Company to BankAtlantic Bancorp into a five year term note with interest only payable monthly, initially at the prime rate and thereafter at the prime rate plus increments of an additional .25% every six months. Prior to the spin-off, the Company declared a $8.0 million dividend to BankAtlantic Bancorp payable in the form of a five year note with the same payment terms as the $30.0 million note. The outstanding balance of these two notes at December 31, 2004 was $38.0 million, and the Company incurred $1.7 million in interest on these two notes in 2004. Also prior to the spin-off,

BankAtlantic Bancorp transferred its interest in Bluegreen to the Company in exchange for a $5.5 million note and additional shares of the Company’s common stock (which additional shares were distributed as part of the spin-off transaction). This note, which had a term of one year and an interest rate equal to the prime rate, was repaid in May 2004. On March 16, 2005, the Company repaid in the full the $8.0 million note and repaid $14.0 million of the $30.0 million note.
      The Company had construction loans outstanding as of December 31, 2004 in the amount of $8.6 million payable to BankAtlantic, BankAtlantic Bancorp’s subsidiary, for which the Company incurred $644,000 in interest in 2004. These loans are secured by land and improvements.
      The Company maintains deposit accounts at BankAtlantic. The balance in those accounts at December 31, 2004 was $37.5 million, and the Company earned $230,000 in interest on those deposits in 2004. Additionally, at December 31, 2004, BankAtlantic held on deposit $374,000 in restricted cash for the Company. Members of the Company’s Board of Directors and executive officers also have banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business.
Summary Compensation Table
      The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer (“CEO”) and each of the four other highest paid executive officers (determined as of December 31, 2004) for the years ended December 31, 2004, 2003 and 2002. Officers who serve as officers or directors of Company affiliates receive compensation from those affiliates.

								Long-Term Compensation

		Annual Compensation						Awards		Payouts

						Other
						Annual		Restricted	Securities		All Other
						Compen-		Stock	Underlying	LTIP	Compen-
Name and Principal Position	Year	Salary		Bonus		sation		Award(s)	Options/SARs	Payouts	sation(a)

Alan B. Levan	2004	$111,152		$189,896		—		—	60,000	—	—
Chairman of the Board	2003	103,231		62,400		—		—	—	—	—
Chief Executive Officer	2002	80,769		62,500		—		—	—	—	—

John E. Abdo	2004	478,875		731,250	(b)	—		—	90,000	—	$291,244	(c)
Vice Chairman of the Board	2003	365,000		390,000		—		—	—	—	291,244	(c)
President	2002	258,077		425,000		—		—	—	—	291,000	(c)

Glen R. Gilbert	2004	166,172		247,020	(d)	$8,200	(e)	—	45,000	—	—
Senior Executive	2003	149,500		93,288		8,000	(e)	—	—	—	—
Vice President	2002	123,464		97,192		3,748	(e)	—	—	—	—

George P. Scanlon	2004	76,923	(f)	225,000	(g)	6,652	(e)	—	25,000	—	—
Executive Vice President								—	—	—	—
Chief Financial Officer								—	—	—	—

Seth M. Wise	2004	227,859		82,500	(h)	9,646	(i)	—	30,000	—	—
Executive Vice President						8,200	(e)
President Levitt Commercial	2003	193,269		40,000		10,800	(i)	—	—	—	—
						6,807	(e)
	2002	168,270		—		10,800	(i)	—	—	—	—
						5,331	(e)

(a)	The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules.

(b)	Amounts paid under the 2004 Annual Performance-Based Incentive Plan. In March 2004, the Compensation Committee approved a performance bonus award of up to 150% of Mr. Abdo’s salary provided the Company met certain net income targets. The Company exceeded the established target, and Mr. Abdo received the maximum bonus award.

(c)	The Abdo Companies, a company in which John E. Abdo is the principal shareholder and Chief Executive Officer, receives from the Company management fees in the amounts indicated.

(d)	Reflects $75,000 approved by the Compensation Committee as a mid-year bonus and $172,020 paid under the Company’s Annual Incentive Program.

(e)	The Company provides matching funds under the Levitt Corporation Security Plus Plan, the Company’s 401(k) plan. Prior to the Company’s spin-off in 2003 and 2002, matching funds were made under the BankAtlantic Security Plus Plan.

(f)	Mr. Scanlon’s 2004 annual base salary was $200,000. Mr. Scanlon joined the Company on August 16, 2004.

(g)	Reflects $100,000 signing bonus paid in August 2004 when Mr. Scanlon was retained as the Company’s Chief Financial Officer and $125,000 paid under the Company’s Annual Incentive Program.

(h)	Reflects $37,500 approved by the Compensation Committee as a mid-year bonus and $45,000 paid under the Company’s Annual Incentive Program.

(i)	Reflects amounts paid as auto and phone allowance.
Annual Incentive Program
      Each of the executive officers named in the Summary Compensation Table, above, was eligible for a bonus which is determined based upon the achievement of certain specified individual and corporate goals. These goals are established each year for each such officer, and the Compensation Committee reviews the performance of each officer against such goals each year. The amounts set forth under “Bonus” in the Summary Compensation Table, above, include the amount earned by each officer named in the table under this bonus program with respect to 2004.
Option Grants in 2004
      The following table sets forth information concerning individual grants of stock options to the named executives in the Summary Compensation Table pursuant to the Company’s Option Plan during the year ended December 31, 2004. The Company has not granted and does not currently grant stock appreciation rights.

	Individual Grants
					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options	Exercise		Stock Price Appreciation for
	Underlying	Granted to	Price		Option Term(2)
	Options	Employees in	Per	Expiration
Name	Granted(1)	Fiscal Year	Share	Date	5%($)	10%($)

Alan B. Levan	60,000	8.27%	$20.15	01/02/2014	$760,334	$1,926,835
John E. Abdo	90,000	12.41%	$20.15	01/02/2014	$1,140,500	$2,890,252
Glen R. Gilbert	45,000	6.20%	$20.15	01/02/2014	$570,250	$1,445,126
Seth M. Wise	30,000	4.14%	$20.15	01/02/2014	$380,167	$963,417
George P. Scanlon	25,000	3.45%	$23.40	08/23/2014	$367,903	$932,339

(1)	All option grants are in Class A Stock. All options vest in 2009.

(2)	Amounts for the named executive have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts set forth in these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of the Company’s stock price.

Aggregated Option Exercises in 2004 and Year-End Option Values
      The following table sets forth as to each of the named executive officers information with respect to option exercises during 2004 and the status of their options on December 31, 2004: (i) the number of shares of Class A Stock underlying options exercised during 2004, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held at December 31, 2004 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 2004.

			Number of Securities
	Number of	Value	Underlying Unexercised		Value of Unexercised In-the-
	Class A Shares	Realized	Options 12/31/04		Money Options 12/31/04(1)
	Acquired Upon	Upon
Name	Exercise of Option	Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan B. Levan	—	—	—	60,000	—	$625,200
John E. Abdo	—	—	—	90,000	—	$937,800
Glen R. Gilbert	—	—	—	45,000	—	$468,900
Seth M. Wise	—	—	—	30,000	—	$312,600
George P. Scanlon	—	—	—	25,000	—	$179,250

(1)	Based upon the closing price of $30.57 of the Class A Stock at December 31, 2004 as reported on the New York Stock Exchange.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
      The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.
Executive Officer Compensation
      The Company’s compensation program for executive officers consists of three key elements: a base salary, an incentive bonus and periodic grants of stock options. The Compensation Committee believes that this approach best serves the interests of shareholders by ensuring that executive officers are compensated in a manner that advances both the short and long term interests of the Company and its shareholders. Thus, compensation for the Company’s executive officers involves a portion of pay which depends on incentive payments which are generally earned based on an assessment of performance in relation to corporate goals, and stock options, which directly relate a significant portion of an executive officer’s long term remuneration to stock price appreciation realized by the Company’s shareholders. In reaching its conclusions on compensation for the Company’s Chief Executive Officer and its Chief Financial Officer, the Compensation Committee relied on, among other factors, the results of a March 2004 Executive Compensation Review and a May 2004 CFO Compensation Review prepared by an independent consulting firm on the Company’s behalf.
Base Salary
      The Company believes it offers competitive salaries based on a review of market practices and the duties and responsibilities of each officer. In setting base salaries, the Compensation Committee periodically examines market compensation levels and trends observed in the labor market. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers, but alone is not determinative of salaries. Salary decisions are determined based on an annual review by the Compensation Committee with input and recommendations from the CEO and are based on, among other things, competitive market salaries, the functional and decision making responsibilities of each position, and the contribution, experience and work performance of each executive officer.
Annual Incentive Programs
      The Company’s management incentive programs, which are designed to motivate executives by recognizing and rewarding performance, consist of an annual incentive program and the shareholder approved 2004 Annual Performance-Based Incentive Plan. The annual incentive program is a bonus plan used to compensate executives which is based on the Company’s profitability and the achievement of individual performance goals. Generally, a minimum corporate profitability threshold must be achieved before any bonus will be paid. All bonuses awarded in 2004 were discretionary and based upon such officers contributions to the Company’s long-term success and growth.
      Each participant’s bonus is intended to take into account corporate and individual components, which are weighted according to the executive’s responsibilities. In 2004, mid-year bonuses totaling $112,500 were awarded to Messrs. Gilbert and Wise. Annual performance bonuses of $531,916 were paid in March 2005 to the named executive officers (other than Mr. Abdo who is discussed below) based on their individual performances during 2004 as follows:

Alan B. Levan	$189,896
Glen R. Gilbert	172,020
George P. Scanlon	125,000
Seth M. Wise	45,000

2004 Annual Performance-Based Incentive Plan
      At the 2004 Annual Meeting of Shareholders, the Company’s shareholders approved the Company’s 2004 Annual Performance-Based Incentive Plan (“Performance Plan”). The purpose of the Performance Plan is to advance the interests of the Company and its shareholders by providing certain of its key executives with annual incentive compensation which is tied to the achievement of pre-established and objective performance goals. The Performance Plan is intended to provide participants with annual incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). During 2004 Mr. Abdo, the Company’s Vice Chairman and President, was eligible for a maximum of 150% of his base salary payable as a bonus under the Performance Plan provided that the Company achieved targeted amounts of net income. On February 28, 2005, the Compensation Committee certified that the objective criteria had been met, and the committee approved a cash payment of $731,250 to Mr. Abdo under the Performance Plan.
Stock Options
      Executive officers of the Company were granted stock options to purchase Class A Stock during 2004. All of the stock options were granted with an exercise price equal to at least 100% of the market value of the Class A Stock on the date of grant and vest on the fifth anniversary of the date of grant. The higher the trading price of the Class A Stock, the higher the value of the stock options. The granting of options is totally discretionary and options are awarded based on an assessment of an executive officer’s contribution to the success and growth of the Company. Grants of stock options to executive officers, including the named executive officers (other than the CEO), are generally made upon the recommendation of the CEO based on the level of an executive’s position with the Company, an evaluation of the executive’s past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Board of Directors believes that providing executives with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock options enables the Company to attract and retain qualified and experienced executive officers and offer additional long term incentives. The Board of Directors believes that utilization of stock options more closely aligns the executives’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is directly dependent on the stock price.
Compensation of the Chairman and Chief Executive Officer
      As previously indicated, the Compensation Committee believes that the Company’s total compensation program is appropriately based upon business performance, market compensation levels and personal performance. The Compensation Committee reviews and fixes the base salary of the CEO based on those factors described above for other executive officers as well as the Compensation Committee’s assessment of Mr. Levan’s past performance as CEO and its expectation as to his future contributions. In 2005, the Compensation Committee took note of the fact that Mr. Levan’s base salary during 2004 was $108,160 and, in partial reliance on the consultant study referenced above, increased Mr. Levan’s base salary to $500,000, reflecting his contributions to the Company’s results in 2004 and anticipated contributions in 2005.
      The Compensation Committee also took note of Mr. Levan’s leadership during 2004. Specifically, it acknowledged the successful transition of the Company from a wholly-owned subsidiary of BankAtlantic Bancorp to a separate public company and his efforts to increase the visibility of, and institutional interest in, the Company, the success of the Company’s underwritten sale of stock in April 2004 and the Company’s record earnings in 2004. The Committee believes that the Company’s 2004 results (net earnings of $57.4 million, an increase of $30.6 million, or 114% over the prior year) were due, in part, to his efforts and awarded him an aggregate bonus of $189,896. Future salary increases and bonuses will continue to reflect the amounts paid to chief executive officers at other public companies, as well as the Company’s financial condition, operating results and attainment of strategic objectives.

Internal Revenue Code Limits on Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
      The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock or restricted stock unit awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee may in the future approve compensation arrangements for certain officers that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact do so.
Submitted by the Members of the Compensation Committee:

S. Lawrence Kahn, III, Chairman Alan Levy William Nicholson

Shareholder Return Performance Graph
      Set forth below is a graph comparing the cumulative total returns (assuming reinvestment of dividends) for the Class A Stock, the Russell 2000 Index and the Dow Jones U.S. Total Home Construction Index and assumes $100 was invested on January 2, 2004, the first day on which the Company’s Class A Stock was available for two-way trading on the New York Stock Exchange.
Comparison of One Year Cumulative Total Return

	Symbol	01/02/2004	12/31/2004

Levitt Corporation Class A Stock	LEV	$100.00	$152.00
Dow Jones U.S. Total Home Construction Index	DJUHSB	100.00	140.43
Russell 2000 Index	RTY	100.00	117.60

AUDIT COMMITTEE REPORT
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
      The Audit Committee held 12 meetings during 2004. The Audit Committee’s meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company’s independent registered certified public accounting firm for 2004, PricewaterhouseCoopers LLP (“PWC”), and to monitor compliance matters. The Committee discussed with PWC and the Company’s internal auditing firm the overall scope and plans for their respective audits and met with the internal auditors and PWC, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. On April 5, 2005 the Committee approved the continued engagement of PWC as the Company’s independent registered certified public accounting firm.
      The Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004 with management, internal auditors and PWC.
      Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. PWC audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee their independence and any other matters that they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and PWC.
      The Audit Committee also discussed with PWC matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.
      The Audit Committee also received from PWC the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with PWC its independence from the Company. When considering PWC’s independence, the Audit Committee considered whether PWC’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining PWC’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PWC for audit and non-audit services.
      Based on these reviews and meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
Submitted by the Members of the Audit Committee:

Joel Levy, Chairman
S. Lawrence Kahn, III
William R. Nicholson

Fees to Independent Registered Certified Public Accounting Firm for Fiscal 2004 and 2003
      The following table presents fees for professional services rendered by PWC for the audit of the Company’s annual consolidated financial statements for fiscal 2004 and 2003 and fees billed for audit-related services, tax services and all other services rendered by PWC for 2004 and 2003.

	Fiscal 2004	Fiscal 2003

	(In thousands)
(1) Audit fees(a)	$973	$180
(2) Audit-related fees(b)	75	42
(3) Tax fees(c)	8	43
(4) All other fees	—	—

(a)	In 2004, includes amounts billed and estimates for unbilled amounts related to annual financial statement audits and Sarbanes-Oxley Section 404 internal controls attestation.

(b)	Represents estimated audit fees for stand-alone reports of subsidiaries.

(c)	Work related to tax compliance services, tax advice, tax planning and tax examination assistance.
      All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PWC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent registered certified public accounting firm and shall not engage the independent registered certified public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered certified public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered certified public accounting firm and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered certified public accounting firm, and management may present additional services for pre-approval. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. The Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy in 2004.
      The Audit Committee has determined that the provision of the services other than audit services, as described above, are compatible with maintaining the principal independent registered certified public accounting firm’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders of the Company
      The following table sets forth, as of March 28, 2005, certain information as to Class A Stock and Class B Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Company’s outstanding Class A Stock or Class B Stock as of March 28, 2005. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Securities Exchange Act of 1934. Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of common stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 28, 2005. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Amount and Nature of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class

Class A Stock	BFC Financial Corporation	2,074,244	(1)	11.15%
	1750 E. Sunrise Blvd.
	Fort Lauderdale, Florida 33304

Class A Stock	Putnam Investment Management,	961,248	(2)	5.17%
	LLC and Putnam Advisory
	Company, LLC
	One Post Office Square
	Boston, Massachusetts 02109

Class B Stock	BFC Financial Corporation	1,219,031	(1)	100%
	1750 E. Sunrise Blvd.
	Ft. Lauderdale, Florida 33304

(1)	BFC Financial Corporation has sole voting and dispositive power over all shares listed. BFC Financial Corporation may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of 65.2% of the outstanding common stock of BFC Financial Corporation. Mr. Alan B. Levan serves as Chairman and Chief Executive Officer of the Company and Chairman, President and Chief Executive Officer of BFC Financial Corporation, and Mr. John E. Abdo serves as Vice Chairman and President of the Company and Vice Chairman of BFC Financial Corporation.

(2)	Putnam Investment Management, LLC (“PIM”) and Putnam Advisory Company, LLC (“PAC”) are each investment advisors to the Putnam family of funds. PIM and PAC disclosed they have shared voting and dispositive power over all shares listed.
Security Ownership of Management
      Listed in the table below are the outstanding securities beneficially owned as of December 31, 2004 by (i) all directors, (ii) named executive officers identified in the Summary Compensation Table included elsewhere herein and (iii) directors and executive officers as a group. The address of all parties listed below is 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304.

	Class A	Class B	Percent of	Percent of
	Common Stock	Common Stock	Class A	Class B
	Ownership	Ownership	Common Stock	Common Stock

BFC Financial Corporation(a)	2,074,244	1,219,031	11.15%	100%
Alan B. Levan(a)(b)(c)	16,135	—	*	0.0%
John E. Abdo(a)(c)(d)	13,096	—	*	0.0%
Glen R. Gilbert(c)	109	—	*	0.0%
Seth M. Wise(c)	198	—	*	0.0%
James Blosser(e)	7,500	—	*	0.0%
Darwin Dornbush(e)	7,625	—	*	0.0%
S. Lawrence Kahn, III(e)	8,000	—	*	0.0%
Joel Levy(e)	7,500	—	*	0.0%
William Nicholson(e)	11,600	—	*	0.0%
William Scherer(e)	8,145	—	*	0.0%
All directors and executive officers of the Company as a group (10 persons, including the individuals identified above)(f)	2,154,152	1,219,031	11.58%	100%

*	Less than one percent of class.

(a)	BFC Financial Corporation may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of 65.2% of the outstanding common stock of BFC Financial Corporation. Alan B. Levan serves as Chairman and Chief Executive Officer of the Company and Chairman, President and Chief Executive Officer of BFC Financial Corporation. John E. Abdo serves as Vice Chairman and President of the Company and Vice Chairman of BFC Financial Corporation.

(b)	Includes beneficial ownership of 92 shares of the Company’s Class A Stock held indirectly.

(c)	Includes beneficial ownership of shares of the Company’s Class A Stock held in the BankAtlantic Security Plus Plan (BankAtlantic’s 401(k) plan) as a result of the spin-off of Levitt Corporation on December 31, 2003 as follows: Alan B. Levan — 2,288 shares; John E. Abdo — 8,044 shares; Glen R. Gilbert — 78 shares; Seth M. Wise — 74 shares.

(d)	Includes beneficial ownership of 5,052 shares of the Company’s Class A Stock held indirectly.

(e)	Includes beneficial ownership of the following shares of the Company’s Class A Stock which may be acquired within 60 days pursuant to stock options: Darwin C. Dornbush — 7,500 shares; Joel I. Levy — 7,500 shares; James J. Blosser — 7,500 shares; William R. Nicholson — 7,500 shares; William R. Scherer — 7,500 shares; S. Lawrence Kahn, III — 7,500 shares.

(f)	Includes beneficial ownership of 45,000 shares of the Company’s Class A Stock, which may be acquired by directors within 60 days pursuant to stock options held by them.
Other Matters
      As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting that may be brought before the Annual Meeting.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
      PricewaterhouseCoopers LLP (“PWC”) served as the Company’s independent registered certified public accounting firm for each of the years ended December 31, 2004, 2003 and 2002. A representative of PWC is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.
ADDITIONAL INFORMATION
      “Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single Proxy Statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or our transfer agent, American Stock Transfer & Trust Company (“AST”) that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple Proxy Statements and would like to request delivery of a single Proxy Statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by calling 800-937-5449 or by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Karen A. Trachtenberg, Vice President.
Advance Notice Procedures
      Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting — that is, with respect to the Annual Meeting of shareholders in 2006, between January 17, 2006 and February 16, 2006. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s Proxy Statement.
      Shareholder Proposals for the 2006 Annual Meeting. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2006 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 13, 2005 at the Company’s main offices, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company’s Proxy Statement and form of proxy for that meeting.

      Proxy Solicitation Costs. The enclosed Proxy Statement is solicited on behalf of the Company’s Board of Directors. The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman
April 19, 2005

CONFIDENTIAL VOTING INSTRUCTION CARD
NAME:
ALLOCATED SHARES/UNITS:
I, the undersigned, understand that the Trustee is the holder of record and custodian of all shares of Levitt Corporation (the “Company”) Class A Common Stock allocated to my account under the Company’s 401(k) Plan. Further, I understand that my voting directions are solicited on behalf of the Trustee for the Annual Meeting of Shareholders on May 17, 2005. As a named fiduciary with respect to the Company Class A Common Stock allocated to me, I direct you to vote all such Company Class A Common Stock as follows:
1. The election of three directors for terms of three years each, as listed below:
John E. Abdo, Alan Levy, William Nicholson
FOR ALL NOMINEES (EXCEPT AS INDICATED BELOW) ☐
VOTE WITHHELD AS TO ALL NOMINEES ☐
INSTRUCTION: To withhold your vote for any individual nominee, write that nominee’s name in the space provided:

2. In the discretion of the Trustee, as to any other matter or proposal to be voted on by the Company’s shareholders at the Annual Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES IN THE LISTED PROPOSAL.
Continued and to be signed on the reverse side
The Trustee is hereby directed to vote any shares allocated to me. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR all nominees.
By signing below, I acknowledge receipt of a copy of the Proxy Statement that was furnished to shareholders of the Company in connection with the Annual Meeting of Shareholders and the accompanying letter from the Committee appointed to administer the 401(k) Plan.

Dated: , 2005

PRINT NAME OF 401(k) ACCOUNT HOLDER

SIGNATURE OF 401(k) ACCOUNT HOLDER
PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE TO BE RECEIVED NO LATER THAN MAY 9, 2005.

CONFIDENTIAL VOTING INSTRUCTION CARD
NAME:
ALLOCATED SHARES/UNITS:
I, the undersigned, understand that the Trustee is the holder of record and custodian of all shares of Levitt Corporation (the “Company”) Class A Common Stock allocated to my account under the BankAtlantic Security Plus Plan, the 401(k) Plan. Further, I understand that my voting directions are solicited on behalf of the Trustee for the Company’s Annual Meeting of Shareholders on May 17, 2005. As a named fiduciary with respect to the Company Class A Common Stock allocated to me, I direct you to vote all such Company Class A Common Stock as follows:
1. The election of three directors for terms of three years each, as listed below:
John E. Abdo, Alan Levy, William Nicholson
FOR ALL NOMINEES (EXCEPT AS INDICATED BELOW) ☐
VOTE WITHHELD AS TO ALL NOMINEES ☐
INSTRUCTION: To withhold your vote for any individual nominee, write that nominee’s name in the space provided:

2. In the discretion of the Trustee, as to any other matter or proposal to be voted on by the Company’s shareholders at the Annual Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES IN THE LISTED PROPOSAL.
Continued and to be signed on the reverse side
The Trustee is hereby directed to vote any shares allocated to me. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR all nominees.
By signing below, I acknowledge receipt of a copy of the Company’s Proxy Statement that was furnished to shareholders of the Company in connection with the Annual Meeting of Shareholders and the accompanying letter from the Committee appointed by BankAtlantic to administer the 401(k) Plan.

Dated: , 2005

PRINT NAME OF 401(k) ACCOUNT HOLDER

SIGNATURE OF 401(k) ACCOUNT HOLDER
PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE TO BE RECEIVED NO LATER THAN MAY 9, 2005.

LEVITT CORPORATION
1750 E. SUNRISE BOULEVARD
FT. LAUDERDALE, FL 33304
     This Proxy is Solicited on Behalf of the Board of Directors.
     The undersigned hereby appoints Glen R. Gilbert and Claudia F. Haines, and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of Levitt Corporation held of record by the undersigned on March 28, 2005, at the Annual Meeting of Shareholders to be held on May 17, 2005 and at any adjournment or postponement thereof.
ANNUAL MEETING OF SHAREHOLDERS OF
LEVITT CORPORATION
MAY 17, 2005
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along the perforated line and mail in the envelope provided.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☑

1.	Election of three directors, each for a term of three years.

NOMINEES: John E. Abdo	Alan Levy	William Nicholson

☐	FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

2.	In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.
(Continued and to be signed on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.